Exhibit 99.1

FOR IMMEDIATE RELEASE

Penske Selects Supreme for 2008 Consumer Fleet Build

Contract Award Marks Extension of Long-Term Strategic Relationship

Goshen, Ind.—Dec. 5, 2007—Supreme Industries, Inc. (AMEX: STS), a leading manufacturer of specialized commercial vehicles, including truck bodies, shuttle buses, armored vehicles and luxury motorcoaches, today announced that its wholly owned subsidiary, Supreme Corporation (“Supreme”), has been awarded a large contract by leading global transportation services provider Penske Truck Leasing Company to build dry freight vehicles for its consumer fleet in 2008.

“The trucks in this order will be manufactured using fiberglass-reinforced plywood (FRP) panels produced at our own integrated tower structural laminating facility, the only one of its kind in the United States. This innovative process is recognized for creating cost efficiencies, consistency of product and material availability unmatched by any other truck body manufacturer, providing Supreme with a competitive edge,” said National Fleet Sales Manager Allen Hooley. “We are pleased to continue our long-standing relationship with Penske.”

Production, commencing in February 2008 for delivery in advance of the summer rental season, includes vehicles ranging in length from 12 feet to 26 feet. Supreme is the largest commercial pool account for both General Motors and Ford commercial cutaway chassis, and as such will manufacture the trucks using Ford E-350 and GM cutaways, as well as International chassis.  The Company will produce the units at its nationwide facilities, including those in Jonestown, Pa., Goshen, Ind. and Moreno Valley, Calif.

About Supreme

Supreme Industries, Inc. (STS), is a nationwide manufacturer of specialized truck bodies produced to the specifications of its customers. Supreme also manufactures special-purpose

Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

“shuttle-type” buses, armored vehicles and luxury motorcoaches. The Company’s transportation equipment products are used by a wide variety of industrial, commercial, law enforcement and Homeland Security customers. Supreme, which employs more than 2,000 people, is the only publicly held producer of truck bodies in the United States.

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This report contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), other than historical facts, which reflect the view of the Company’s management with respect to future events. When used in this report, words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions, as they relate to the Company or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by and information currently available to the Company’s management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations are reasonable, and it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, limitations on the availability of chassis on which the Company’s product is dependent, availability of raw materials, raw material cost increases, and severe interest rate increases. Furthermore, the Company can provide no assurance that such raw material cost increases can be passed on to its customers through implementation of price increases for the Company’s products. The forward-looking statements contained herein reflect the current views of the Company’s management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions relating to the operations, results of operations, cash flows and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

CONTACT:

Supreme Industries, Inc.
Robert W. Wilson, 574-642-4888
President and Chief Operating Officer

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Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527